EXHIBIT 99.1

PISCES FOODS, LP
Index to Financial Statements
January 01, 2012

Independent Auditors' Report

To the Partners of
Pisces Foods, LP:

We have audited the accompanying balance sheets of Pisces Foods, LP as of January 1, 2012 and the related statements of income, partners' capital, and cash flows for the fiscal year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pisces Foods, LP as of January 1, 2012 and the results of its operations and its cash flows for the fiscal year then ended in conformity with generally accepted accounting principles in the United States of America.

/s/ PMB Helin Donovan, LLP

Austin, Texas
March 21, 2012

PISCES FOODS, LP
Balance Sheet
As of January 01, 2012

ASSETS
Current assets
Cash and cash equivalents	$3,857,494
Prepaid expenses and other current assets	209,186
Total current assets	4,066,680

Related party receivable	1,059,514
Property and equipment, net	25,488,451
Intangible assets, net	144,151
Goodwill	1,964,476
Other assets	18,276
TOTAL ASSETS	$32,741,548

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable and accrued expenses	$3,180,465
Current maturities of long-term debt	1,772,705
Total current liabilities	4,953,170

Long term debt, less current portion	11,780,193
TOTAL LIABILITIES	16,733,363

Partners' capital	16,008,185

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$32,741,548

See accompanying notes and independent auditors' report.

PISCES FOODS, LP
Statement of Income
For the Year Ended January 01, 2012

RESTAURANT SALES	$44,964,811

COST OF RESTAURANT SALES
Food and paper products	14,879,609
Wages and benefits	12,527,251
Occupancy and other	10,922,938
Total cost of restaurant sales	38,329,798

INCOME FROM RESTAURANT OPERATIONS	6,635,013

SELLING, GENERAL AND ADMINISTRATIVE COSTS	2,865,739

INCOME FROM OPERATIONS	3,769,274

OTHER EXPENSE
Interest expense	(746,370)
Loss on the disposal of assets	(492)
Total other expense	(746,862)

NET INCOME BEFORE INCOME TAXES	3,022,412

Income tax expense	71,512

NET INCOME	$2,950,900

See accompanying notes and independent auditors' report.

PISCES FOODS, LP
Statement of Partners' Capital
For the Year Ended January 01, 2012

Balance at January 02, 2011	$13,081,263

Net income	2,950,900
Distributions	(1,457,888)
Distribution of property	(13,661)
Contribution through the conversion of related party notes payable (Note 4)	1,447,571

Balance at January 01, 2012	$16,008,185

See accompanying notes and independent auditors' report.

PISCES FOODS, LP
Statement of Cash Flows
For the Year Ended January 01, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,950,900
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation of property and equipment	1,710,554
Amortization of intangible assets	40,820
(Gain) loss on disposal of fixed assets	492
Changes in operating assets and liabilities that provided cash:
Prepaid expenses and other current assets	6,876
Related party receivables	(446,296)
Other assets	16,916
Accounts payable and accrued expenses	217,953
NET CASH PROVIDED BY OPERATING ACTIVITIES	4,498,215

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of land, property and equipment	(847,316)
NET CASH USED IN INVESTING ACTIVITIES	(847,316)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt	(1,905,106)
Distributions to the partners	(1,457,888)
NET CASH USED IN FINANCING ACTIVITIES	(3,362,994)

NET INCREASE (DECREASE) IN CASH	287,905

CASH AT BEGINNING OF YEAR	3,569,589
CASH AT END OF YEAR	$3,857,494

SUPPLEMENTAL DISCLOSURE
Cash paid for interest	$756,810
Cash paid for income taxes	$78,096

NON-CASH FINANCING ACTIVITIES
Non-cash distributions	$13,661
Non-cash contributions	$1,447,571

See accompanying notes and independent auditors' report.

PISCES FOODS, LP
Notes to Financial Statements
As of and for the Year Ended January 1, 2012

Note 1 - Organization and Nature of Business
Organization
Pisces Foods, LP (the "Company"), a Texas Limited Partnership founded in 1995, owns and operates Wendy's Old Fashioned Hamburger restaurants in the greater Austin, Texas area. The Company has rights as a franchisee to develop the central Texas market for Wendy's Old Fashioned Hamburgers. The Company owned 32 stores as of January 1, 2012.
The general partner is Near Group, LLC which owns a 1% interest. The general partner has the sole and exclusive right to manage the business of the Company. Profits are allocated to the partners in such amounts as the general partner in its sole discretion may determine. The general partner may make non-pro rata allocations.
Note 2 - Significant Accounting Policies
Basis of Accounting
These financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States (“GAAP”) whereby revenues are recognized in the period earned and expenses when incurred. The Company uses the same year end as the franchisor which results in a 52 - 53 week fiscal year basis.
Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect certain reported amounts and disclosures. Significant estimates include the determination of the useful lives of property and equipment and intangible assets. The Company is subject to uncertainty of future events, economic, environmental and political factors and changes in the Company's business environment; therefore, actual results could differ from these estimates. Accordingly, accounting estimates used in the preparation of the Company's financial statements will change as new events occur, more experience is acquired, as additional information is obtained, and as the Company's operating environment changes. Changes are made in estimates as circumstances warrant. Such changes in estimates and refinement of estimation methodologies are reflected in the statements.
Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all short term, highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are held by high credit quality financial institutions and no amounts exceeded the FDIC insured limits as of January 1, 2012.
Inventories
The Company includes inventories of food and paper products in prepaid and other current assets on the balance sheet. Inventories are stated at the lower of cost or market based on a first-in first-out method.
Property and Equipment
Property and equipment are stated at cost. Land is stated at cost and is not depreciated. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over the estimated lives using the straight-line method. Leasehold improvements are amortized over the term of the respective leases, buildings are generally depreciated over 39 years, and all other machinery and equipment are depreciated over five to seven years.
Expenditures for maintenance and repairs are charged to expense as incurred. Major expenditures for additions, replacements and betterments are capitalized. When assets are sold, retired or fully depreciated, the cost, reduced by the related amount of accumulated depreciation, is removed from the accounts and any resulting gain or loss is recognized as income or expense.
Long-Lived Assets
Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made. No indicators of impairment existed at January 1, 2012. During the year ended January 1, 2012, the Company disposed of certain property and equipment, resulting in a loss on disposal of assets of approximately $500.

PISCES FOODS, LP
Notes to Financial Statements
As of and for the Year Ended January 1, 2012
(Continued)

Goodwill and Intangible Assets
Goodwill is the excess of purchase price over the fair value of the net assets of acquired business units from Wendy's International in 1996 and was originally recorded at the date of acquisition totaling approximately $3.1 million. Up until the implementation of Accounting Standards Codification 350, Intangibles--Goodwill and Other, which disallowed amortization of goodwill and intangible assets with indefinite lives, the Company recorded approximately $1.1 million of amortization expense.
Since that time, goodwill has not been amortized, but instead is tested for impairment at least annually or more frequently if impairment indicators occur. No impairment losses were recognized in the year ended January 1, 2012.
Intangible assets represent franchise costs paid to Wendy's International required to operate the Company's business units and are amortized over 15 years. As of January 1, 2012, the Company has unamortized franchise costs totaling approximately $144,000 net of accumulated amortization of $568,000.
Income taxes
The Company makes no provision for federal income taxes due to the pass-through tax structure of a partnership. Income is taxed directly to the partners. Accordingly, all taxable income, losses, deductions and credits are allocated to the partners, who are responsible for the payment of taxes thereon.
The Company is subject to the Texas Margin tax, which is based on taxable margin, as defined under the law, rather than being based on federal taxable income. The Texas margin tax is accounted for as an income tax. For the year ended January 1, 2012, the Company recorded Texas margin tax expense of approximately $72,000.
Sales and use taxes
The Company accounts for sales and use taxes on a net basis by excluding the taxes assessed on revenue-producing transactions by the State of Texas from sales and costs of sales.
Fair Value of Financial Instruments
The fair value of the Company's financial instruments reflects the amounts that the Company estimates to receive in connection with the sale of an asset or paid in connection with the transfer of a liability in an orderly transaction between market participants at the measurement date (exit price). For financial assets and liabilities that are periodically remeasured to fair value, the Company discloses a fair value hierarchy that prioritizes the use of inputs used in valuation techniques into the following three levels:
Level 1 - quoted prices in active markets for identical assets and liabilities.
Level 2 - observable inputs other than quoted prices in active markets for identical assets and liabilities.
Level 3 - unobservable inputs.
The carrying value of cash and cash equivalents, accounts payable and other accrued expenses approximates their fair values due to their short maturities.
The fair value of fixed-rate notes payable is estimated by discounting the future cash flows for each loan category using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair values of adjustable-rate notes payable are assumed to approximate their carrying amount. The fair value of notes payable as of January 1, 2012 is estimated to be $14.0 million, while the carrying value is approximately $13.5 million.
Advertising
Advertising costs are expensed as incurred. Advertising costs expensed in the year ended January 1, 2012 was approximately $2.0 million.
Recent Accounting Pronouncements
In December 2010, the FASB issued the FASB Accounting Standards Update (“ASU”) No. 2010-28 “Intangibles-Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts”(“ASU 2010-28”).Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30.

PISCES FOODS, LP
Notes to Financial Statements
As of and for the Year Ended January 1, 2012
(Continued)

As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited. The Company adopted and implemented this ASU during the year ended January 1, 2012 and it did not have an impact on its financial position, results of operations, or cash flows.
In September 2011, the FASB issued ASU No. 2011-08 Intangibles - Goodwill and Other (Topic 350) Testing Goodwill for Impairment. The ASU simplifies how entities, both public and nonpublic, test goodwill for impairment. The revised standard allows an entity to first assess qualitatively whether it is necessary to perform step one of the two-step annual goodwill impairment test. An entity is required to perform step one only if the entity concludes that it is more likely than not that a reporting unit's fair value is less than its carrying amount, a likelihood of more than 50 percent. An entity can choose to perform the qualitative assessment on none, some, or all of its reporting units. Moreover, an entity can bypass the qualitative assessment for any reporting unit in any period and proceed directly to step one of the impairment test, and then perform the qualitative assessment in any subsequent period.
The revised standard is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 and early adoption is permitted. The Company does not believe this guidance will have any impact on its financial position, results of operations, or cash flows.
Other recent accounting pronouncements issued by the FASB and the American Institute of Certified Public Accountants ("AICPA") did not or are not believed by management to have a material impact on the Company's financial statements.
Note 3 - Property and equipment
Property and equipment consists of the following at January 1, 2012:

Buildings and improvements	$15,746,417
Leasehold improvements	4,922,409
Furniture, fixtures, and equipment	12,349,582
Automobiles	322,300
Total depreciable property and equipment	33,340,708
Less: Accumulated depreciation	(18,053,052)
Depreciable property and equipment, net	15,287,656
Land	10,200,795
Total property and equipment	$25,488,451

During the year ended January 1, 2012, the Company received $25,000 as a return of funds held in escrow associated with the purchase of land acquired in a prior period. This amount was applied against the cost of the land during the current year. Depreciation expense was approximately $1.7 million for the year ended January 1, 2012.
Note 4 - Related Party Notes Payable
In 2002, and amended in 2009, the Company entered into two separate notes payable agreements with related parties for $450,000 and $1,000,000 (collectively the “RP Notes”). These notes charged interest at 1.63% per annum, required monthly interest payments, and were scheduled to mature in January 2018. On August 30, 2011, the holders of the RP Notes assigned all rights to the partners of the Company. At this time, the partners converted the outstanding principal balance on both notes totaling approximately $1.5 million into contributed capital. Interest expense paid on the RP Notes during the year ended January 1, 2012 was approximately $25,000.

PISCES FOODS, LP
Notes to Financial Statements
As of and for the Year Ended January 1, 2012
(Continued)

Note 5 - Long-Term Debt and Line of Credit
Notes payable consisted of the following as of January 1, 2012:

Notes payable under a commercial credit facility with GE Capital, fixed interest rates between 6.4% and 7.7%, monthly principal payments of approximately $78,000, maturities between August 2016 and February 2020, secured by substantially all assets of certain restaurants	$6,765,338

Notes payable under a commercial credit facility with GE Capital, variable interest rates of LIBOR plus 2.2% or 2.7% (2.4% and 2.9% at January 1, 2012), monthly principal payments of approximately $76,000, maturities between June 2011 and December 2018, secured by substantially all assets of certain restaurants	5,824,445

Notes payable under a commercial credit facility with Plains Capital Bank, fixed interest rates between 4.0% and 6.5%, monthly principal payments between $4,000 and $11,000, maturities between February 2017 and February 2025, and secured by substantially all assets of certain restaurants	233,528

Note payable under a commercial credit facility with Plains Capital Bank, variable interest rate of 4% at January 01, 2012 monthly principal payments of approximately $7,000, maturity in February 2025, and secured by substantially all assets of certain restaurants	729,587
Total notes payable	13,552,898
Less: Current portion of long-term notes payable	(1,772,705)
Total long-term notes payable	$11,780,193

Principal maturities of long-term debt as of January 1, 2012 are as follows:

Fiscal year ended
2011	$1,772,705
2012	1,968,528
2013	2,126,972
2014	2,970,578
2015	1,232,407
Thereafter	3,481,708
$13,552,898

As of January 1, 2012, the commercial credit facilities contained restrictions which, among other things, require maintenance of certain financial ratios. The Company was in compliance with these restrictions during the year ended January 1, 2012. Prepayment of certain notes payable carries a surcharge ranging from 1 to 5% of the amount prepaid or from 1 to 4% of the outstanding principal balance.
Note 6 - Commitments and Contingencies
Operating Leases
The Company leases an office facility, certain restaurant sites, and office equipment under various operating leases. The lease on the office facility and one restaurant have initial terms of 20 years, with an option to renew for ten more years. Leases on remaining restaurant sites and office equipment have initial terms of 5 to 20 years with options to renew for periods of 5 to 25 years, subject to certain conditions.

PISCES FOODS, LP
Notes to Financial Statements
As of and for the Year Ended January 1, 2012
(Continued)

Minimum future rentals on office space and store property as of January 1, 2012 are as follows:

Fiscal year ended
2013	$752,303
2014	759,168
2015	767,078
2016	767,078
2017	772,278
Thereafter	1,246,069
$5,063,974

In addition to the minimum rental payments due, additional payments may be due based on gross sales at certain stores. During the year ended January 1, 2012, contingent rental payments based on gross sales totaled approximately $100,000 and annual rental expense under all property leases amounted to approximately $888,000.
Minimum future rentals on equipment as of January 1, 2012 are as follows:

Fiscal year ended
2013	$46,620
2014	31,620
2015	28,985
2016	—
2017	—
$107,225

Annual rental expense under all equipment leases amounted to approximately $178,000 during the year ended January 1, 2012.
Litigation and Risk Management
The Company is subject to various claims and legal actions arising in the ordinary course of business. There were no material claims or legal actions at January 1, 2012.
The Company also maintains various forms of insurance that the Company's management believes are adequate to reduce the exposure to these risks to an acceptable level.
Franchisor Agreement
The Company is a franchisee of Wendy's Arby's Group. The Company paid 7% of revenues for royalty and national advertising fees, which totaled approximately $3.2 million in the year ending January 1, 2012, which are included in occupancy and other costs of sales on the statements of income. Of this amount, approximately $516,000 was outstanding as of January 1, 2012 and are included in accounts payable and accrued expenses on the balance sheet.
Note 7 - Related Party Transactions
The Company made rental payments for leased space on three properties to a partnership owned by officers of the Company (“Near Holdings). The total rental payments made during the year ended January 1, 2012 was approximately $122,000.
During the year ended January 1, 2012, the Company purchased land valued at approximately $205,000 that was assigned and transferred to Near Holdings and provided certain back office and financial support for Near Holdings, all of which is fully reimbursable to the Company. As of January 1, 2012, the Company held a non-interest bearing receivable from Near Holdings for approximately $1,060,000.
Note 8 - Supplier Concentrations
The Company purchases in excess of 99% of its food and paper products from one vendor. Total purchases from this supplier were $15.6 million for the year ended January 1, 2012.

PISCES FOODS, LP
Notes to Financial Statements
As of and for the Year Ended January 1, 2012
(Continued)

Note 9 - Subsequent Events
The Company evaluates events that occur subsequent to the balance sheet date of periodic reports, but before financial statements are issued for periods ending on such dates, for possible adjustment to such financial statements or other disclosure. This evaluation generally occurs through the date at which the Company's financial statements are issued. For the financial statements as of and for the year ended January 1, 2012, this date was March 21, 2012.